EXHIBIT 99.1

Kohlberg Capital Corporation Announces Completion of a $315 Million CLO Fund

NEW YORK, Jan. 25, 2008 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") announced today that its wholly-owned asset manager, Katonah Debt Advisors L.L.C. and its affiliates ("KDA"), closed a $315 million collateralized loan obligation ("CLO") fund on January 23, 2008.

As asset manager, KDA received a structuring fee upon closing and will earn an ongoing asset management fee based on the par amount of the underlying investments in the CLO fund. The securities issued by the CLO funds managed by KDA are primarily held by third parties. Kohlberg Capital has acquired the most junior class of securities of this latest CLO fund and is entitled to receive dividend distributions in respect of such investment, which generally equal the net remaining cash flow of the payments made by the underlying CLO fund's investment securities less contractual payments to holders of the more senior classes of securities of the CLO fund and CLO fund expenses.

"We are pleased that we are able to close on our first of three scheduled CLO funds for 2008. As a result of this transaction, KDA will be able to focus on the next two CLO transactions for which it has already accumulated approximately $275 million of investments," stated Dayl Pearson, President and CEO of Kohlberg Capital.

KDA had $2.1 billion of assets under management as of September 30, 2007. The CLO funds managed by KDA invest primarily in broadly syndicated non-investment grade loans, high-yield bonds and other credit instruments of corporate issuers. These CLO funds do not have exposure to mortgage pools or mortgage securities (residential mortgage bonds, commercial mortgage backed securities, or related asset-backed securities), debt to companies providing mortgage lending or emerging markets investments. "Most importantly, this transaction shows that there continues to be investor demand for funds investing in corporate credit and managed by experienced firms with solid financial backing," said E.A. Kratzman III, President of KDA.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, the ability to complete additional CLO funds and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of any CLO fund. Such securities have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

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CONTACT:  Kohlberg Capital Corporation
          Denise Rodriguez, Investor Relations
          (212) 455-8300